AMENDMENT
                                     TO THE
                                 MICROAGE, INC.
                       1995 ASSOCIATE STOCK PURCHASE PLAN


     Effective March 15, 1995, the shareholders of MicroAge, Inc. (the "Company") approved the adoption of the MicroAge, Inc. 1995 Associate Stock Purchase Plan (the "Plan"). By this instrument, the Company desires to suspend purchases of stock by Participants under the Plan.

     1. The changes made to the Plan by this Amendment are effective as of December 2, 1999.

     2. This Amendment shall amend only those Sections specified herein and those Sections not amended hereby shall remain in full force and effect.

     3. Section 5(d) of the Plan is hereby amended by adding to end thereof the following new sentence: Notwithstanding the foregoing or any other provision of the Plan to the contrary, as of December 2, 1999, the date this Amendment was approved by the Board, Participant contributions under the Plan are suspended until such time as the Board takes action to permit additional contributions to the Plan.

     4. Section 6 of the Plan is hereby amended by adding a new subsection (g) which shall provide as follows:

     (g) SUSPENSION OF PURCHASES. Notwithstanding the foregoing or any other provision of the Plan to the contrary, Stock remaining available under the Plan as of the Purchase Date next following the effective date of this Amendment shall be purchased by the Custodian and allocated to each Participant's Stock Account in proportion to the amount held in each
     Participant's Cash Account immediately prior to the Stock purchase contemplated by this paragraph. For purposes of the preceding sentence, any Participant contributions for the Subscription Period that exceed the limitations set forth in Sections 5(d), 6(a) or any other provision of the Plan shall be disregarded. Any amounts that remain in a Participant's Cash Account following the purchase and allocation of all remaining Stock that has been reserved under the Plan shall be repaid to the Participant (without interest) as specified in Section 7(b) as if each Participant's enrollment in the Plan had terminated.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of this 27th day of January, 2000.

                                        MICROAGE, INC.


                                        By: Jeffrey D. McKeever
                                            ------------------------------------
                                        Its: Chairman of the Board and Chief
                                             Executive Officer